UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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For Immediate Release

TravelCenters of America Files Definitive Proxy for BP Transaction

Schedules Shareholder Meeting for BP Transaction for May 10, 2023,

With Closing Expected Shortly Thereafter

ARKO Proposal Does Not Constitute a Superior Proposal, Including Because of its Conditional and Uncommitted Financing and its Sub-Investment Grade Credit Rating

WESTLAKE, Ohio – Apr. 3, 2023 – TravelCenters of America Inc. (Nasdaq: TA) today announced that it filed its definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the pending acquisition of TA by BP Products North America Inc. (“BP”). Under the terms of the pending transaction, BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. The transaction price represents an 84% premium to TA’s average trading price of $46.68 over the 30 days ended February 15, 2023, the date the BP merger agreement was signed. The total equity value of the transaction is approximately $1.3 billion.

The Special Meeting of Shareholders to approve the pending acquisition of TA by BP is scheduled for Wednesday, May 10, 2023 at 9:30 a.m. Eastern Time. TA shareholders of record as of the close of business on March 23, 2023 will be eligible to vote at the Special Meeting. Subject to shareholder and regulatory approval, the transaction is expected to close three business days after the Special Meeting.

In a news release and letter to TA’s Board of Directors (the “Board”), both distributed on March 29, 2023, ARKO Corp. (Nasdaq: ARKO) notified the Board that it had increased the potential availability of its existing standby real estate purchase program. Neither the news release nor the letter addressed the deficiencies in ARKO's proposal previously identified by TA's Board, including that ARKO's potential financing is conditional and uncommitted and that ARKO's sub-investment grade credit rating is not acceptable to TA's landlord who owns the majority of TA's properties and whose approval of a change of control of TA is required pursuant to the terms of those leases for the transaction. As a result of all the deficiencies in ARKO's proposal, the TA Board previously unanimously determined that the ARKO proposal does not constitute a superior proposal and could not reasonably be expected to lead to a superior proposal. Accordingly, pursuant to the terms of the merger agreement with BP, TA, including its advisors, is contractually prohibited from engaging with ARKO.

About TravelCenters of America

TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its over 18,000 team members serve guests in 281 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business unit, eTA, focused on sustainable energy options for professional drivers and motorists. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of TravelCenters of America Inc. (“TA”) by BP Products North America Inc. (“BP”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, TA has filed with the U.S. Securities and Exchange Commission (the “SEC”) and is mailing and otherwise providing to its stockholders a proxy statement regarding the proposed transaction. TA may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by TA with the SEC.

BEFORE MAKING ANY VOTING DECISION, TA’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY TA WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a TA stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in TA’ proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents TA files with the SEC through the website maintained by the SEC at www.sec.gov. TA makes available free of charge on its investor relations website at investors.ta-petro.com/investors and copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger by and among TA, Bluestar RTM Inc. and BP, dated as of February 15, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

TA and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from TA’ stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of TA’ directors and executive officers in TA’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 1, 2023, and its definitive proxy statement for the 2022 annual general meeting of stockholders, which was filed with the SEC on April 7, 2022. To the extent the holdings of TA’ securities by TA’ directors and executive officers have changed since the amounts set forth in TA’ proxy statement for its 2022 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from TA’ stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of TA’ stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the TA website at https://investors.ta-petro.com/.

Warning Regarding Forward Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to BP’s or TA’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner;. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TA’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and those factors detailed from time to time in TravelCenters’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TravelCenters does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Stephen Colbert

TravelCenters of America

scolbert@ta-petro.com

Media Contacts:

Tina Arundel

TravelCenters of America

tarundel@ta-petro.com

Andrew Siegel / Jack Kelleher

Joele Frank

212-355-4449